                                                                     EXHIBIT 4.4


              FORM OF GLOBAL NOTE FOR 5% FIXED RATE/FLOATING RATE
                          SUBORDINATED NOTES DUE 2012


THE SUBORDINATED NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF NORTH FORK BANCORPORATION, INC. AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED

NO. -                                                               $150,000,000

                         NORTH FORK BANCORPORATION, INC.

             5% FIXED RATE/FLOATING RATE SUBORDINATED NOTES DUE 2012

                                                                    CUSIP NO.: -

      NORTH FORK BANCORPORATION, INC., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $150,000,000 on August 15, 2012 (the "Maturity Date") and to pay interest hereon as set forth herein, until the principal hereof is paid or made available for payment. Interest in respect of the Fixed Rate Period (as defined below) shall accrue from and including August 7, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding August 15, 2007, at the rate of 5% per annum and shall be paid semi-annually in arrears on each February 15 and August 15, commencing February 15, 2003 through and including August 15, 2007. Unless this Subordinated Note is redeemed on August 15, 2007, interest in respect of the Floating Rate Period (as defined below) shall accrue from and including August 15, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the Maturity Date or date of earlier redemption of this Subordinated Note, at a rate per annum equal to the Floating Rate Interest Rate (as defined below) and shall be paid quarterly in arrears on each February 15, May 15, August 15 and November 15, commencing November 15, 2007. In addition to the foregoing, if any Registration Default (as such term is defined in the Registration Right Agreement, dated as of the date hereof, among the Company and the Initial Purchasers named therein) occurs with respect to this Subordinated Note, then additional interest ("Additional Interest") will accrue (in addition to the stated interest on this Subordinated Note described above) on this Subordinated Note at a per annum rate of 0.25% from and including the date of the occurrence of such Registration Default to but excluding the date on which no Registration Default is in effect with respect to this Subordinated Note; provided, however, that if the period during which one or more Registration Defaults remains in effect with respect to this Subordinated Note continues for more than 90 days, then from and including the 91st day during which one or more Registration Defaults remain in effect with respect to this Subordinated Note to but excluding the date on which no Registration Default is in effect with respect to this Subordinated Note, such Additional Interest shall accrue on this Subordinated Note at a per annum rate of 0.50%. All Additional Interest payable with respect to this Subordinated Note shall be paid in the same manner as periodic interest payments are required to be made to the Holder of this Subordinated Note pursuant to the terms hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Subordinated Note is registered at the close of business on the 15th calendar day immediately preceding the relevant Interest Payment Date (the "Regular Record Date"). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Subordinated
Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Subordinated Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest payable in respect of the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months; provided, however that the amount of interest payable for any partial semi-annual period during the Fixed Rate Period will be computed on the basis of the actual number of days elapsed during that 180-day period.

      The "Fixed Rate Period" shall mean the period from and including August 7, 2005 to but excluding August 15, 2007. The "Floating Rate Period" shall mean the period from and including August 15, 2007 to but excluding the Maturity Date or the date of earlier redemption of this Subordinated Note.

      During the Floating Rate Period, the rate per annum at which the Subordinated Notes shall bear interest shall be reset quarterly on the first day of each Interest Reset Period (as defined below) and shall equal LIBOR (as defined below) plus 1.87%, as determined by U.S. Bank Trust National Association, as Calculation Agent (which term shall include any duly appointed successor). During the Floating Rate Period, the amount of interest for each day this Subordinated Note is outstanding (the "Daily Interest Amount") shall be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of this Subordinated Note outstanding on such day. The amount of interest to be paid on this Subordinated Note in respect of each Interest Reset Period shall be calculated by adding the Daily Interest Amounts for each day in the Interest Reset Period, and such amount shall be payable on the Interest Payment Date immediately following the last day of such Interest Reset Period. All percentages resulting from any calculation pursuant to the terms of this Subordinated Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) shall be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on this Subordinated Note shall be rounded to the nearest cent, with one-half cent being rounded upward.

      "LIBOR", with respect to an Interest Reset Period (as defined below), means the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day (as defined below) after the Determination Date (as defined below) that appears on Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on the Determination Date. If Telerate Page 3750 does not include this rate or is unavailable on the Determination Date, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide that bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 A.M., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount (as defined below) in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two offered quotations are so provided, LIBOR for the Interest Reset Period will be the arithmetic mean of those quotations. If fewer than two quotations are so provided, the Calculation Agent shall request each of three major banks in New York City, as selected by the Calculation Agent, to provide that bank's rate (expressed as a percentage per annum), as of approximately 11:00 A.M., New York City time, on the Determination Date for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two rates are so provided, LIBOR for the Interest Reset Period will be the arithmetic mean of those rates. If fewer than two rates are so provided, then LIBOR for the Interest Reset Period shall be LIBOR in effect with respect to the immediately preceding Interest Reset Period or, in the case of the first Interest Reset Period, 5.0% per annum.

      "Determination Date" with respect to an Interest Reset Period means the second London Banking Day preceding the first day of the Interest Reset Period.

      "Interest Reset Period" means each period during the Floating Rate Period from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date.

      "London Banking Day" means any day on which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

      "Representative Amount" means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

      "Telerate Page 3750" means the display designated as "Page 3750"on the Bridge Telerate Service (or such other page as may replace Page 3750 on that service).

      The determination of the Floating Rate Interest Rate and the Daily Interest Amount by the Calculation Agent shall, in the absence of manifest error, be final and binding on all parties. In no event will the rate of interest on this Note be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. During the Floating Rate Period, the Calculation Agent shall, upon the request of any Holder of the Subordinated Notes, provide the Floating Rate Interest Rate then in effect for the current Interest Reset Period.

      The Company shall provide that, so long this Subordinated Note remains outstanding, there shall at all times be a Calculation Agent for the purpose of this Subordinated Note. In the event of the Calculation Agent being unable or unwilling to continue to act as the Calculation Agent or in the case of the Calculation Agent failing duly to establish the Floating Rate Interest Rate for any Interest Reset Period, the Company shall appoint another leading bank engaged in the London inter-bank market to act as such in its place. The Calculation Agent shall not resign its duties without a successor having been appointed as aforesaid.

      The indebtedness evidenced by the Subordinated Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness (as defined in the Indenture), and this Subordinated Note is issued subject to such provisions and each Holder of this Subordinated Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

      Payment of the principal of (and premium, if any) and any interest on this Subordinated Note will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register. In the event that an Interest Payment Date is not a Business Day, interest shall be payable on the next day that is a Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay; provided, however, if such Interest Payment Date occurs during the Floating Rate Period and such next Business Day is in a different month, then interest shall be payable on the Business Day immediately preceding that Interest Payment

Date. If the Maturity Date or date of earlier redemption of this Subordinated Note falls on a day that is not a Business Day, the payment of principal and interest, if any, will be made on the next succeeding Business Day, and no interest shall accrue for the period from and after the Maturity Date or date of earlier redemption of this Subordinated Note.

      This Subordinated Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture, dated as of August 7, 2002 (the "Indenture"), between the Company and U.S. Bank Trust National Association, a national banking association (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Company, the Trustee and the Holders of the Securities (including this Subordinated Note), and the terms upon which the Securities (including this Subordinated Note) are, and are to be, authenticated and delivered. This Subordinated Note is one of a series of Subordinated Notes of the Company designated as its "5% Fixed Rate/Floating Rate Subordinated Notes due 2012" (herein called the "Subordinated Notes"), initially limited in aggregate principal amount to $150,000,000.

      The Subordinated Notes may not be redeemed prior to August 15, 2007. On August 15, 2007 and on each Interest Payment Date thereafter, the Company may, at its option, redeem the Subordinated Notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Subordinated Notes to be redeemed together with interest accrued but unpaid thereon to the Redemption Date. Other than as set forth in this paragraph, the Subordinated Notes shall not be subject to redemption at the option of the Company. Notice of any redemption will be mailed not less than 30 nor more than 60 calendar days before the Redemption Date to each Holder of Subordinated Notes to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price with respect to any Subordinated Note to be so redeemed, on and after the Redemption Date interest will cease to accrue on the principal amount of such Subordinated Note. Notwithstanding the foregoing, any redemption of the Subordinated Notes shall be subject to the prior approval of the Board of Governors of the Federal Reserve Board System if such approval is then required under its capital guidelines or policies.

      As provided in the Indenture and subject to certain limitations and conditions set forth therein and in this Subordinated Note, the transfer of this Subordinated Note may be registered in the Security Register of the Company upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Subordinated Note are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Subordinated Notes are issuable only as registered Subordinated Notes without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture, and subject to certain limitations set forth therein, this Subordinated Note is exchangeable for a like aggregate principal amount of Subordinated Notes of different authorized denominations, as requested by the Holder surrendering the same.

      The Subordinated Notes shall not be subject to any Sinking Fund.

      Prior to due presentment for registration of transfer of this Subordinated Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Subordinated Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      If an Event of Default with respect to the Subordinated Notes shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

      In connection with the transactions contemplated by the Registration Rights Agreement, the Subordinated Notes and all Exchange Securities and Private Exchange Securities (as each such term defined in the Registration Rights Agreement) issued in exchange for the Subordinated Notes pursuant to the Registration Rights Agreement shall vote and consent together on all matters as a single class and shall constitute a single series of Securities under the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected by such amendment or modification under the Indenture at any time by the Company and the trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each such series to be so affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Note and of any Subordinated Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Subordinated Note.

      No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Subordinated Note at the times, place and rate, and in the coin and currency, herein prescribed.

      This Subordinated Note shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles thereof.

      All terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an authenticating agent, by the manual signature of an authorized officer, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: __________________




[SEAL]                              NORTH FORK BANCORPORATION, INC.



                                    By:____________________________________
                                       Name:
                                       Title:

Attest:


By:___________________________
    Name:
    Title:



Dated: _______________________



      This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        as Trustee

                                    By:____________________________________
                                        Authorized Officer

                                   ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

      PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

Name and address of assignee, including zip code (must be printed or typewritten)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Subordinated Note, and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
Attorney to transfer said Subordinated Note on the books of the within Company, with full power of substitution in the premises.

Dated:
      -------------------                     ----------------------------------
                                    NOTICE:   The signature to this assignment
                                              must correspond with the name as
                                              it appears upon the face of the
                                              within or attached Subordinated
                                              Note in every particular, without
                                              alteration or enlargement or any
                                              change whatever.